UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(Address of Principal Executive Offices) (Zip Code)

(432) 276-3966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 10, 2024, Rakuten Mobile USA Service Inc. (“RMUSA”), a party to the Amended and Restated Stockholders’ Agreement of AST SpaceMobile, Inc. (the “Company”), dated as of June 5, 2024 (the “Stockholders’ Agreement”), and subsidiary of Rakuten Mobile, Inc. (“Rakuten”), completed a blocker merger with subsidiaries of the Company, pursuant to which Rakuten became the owner of the economic interests in the Company previously held by RMUSA and the separate corporate existence of RMUSA ceased.

In accordance with the terms of the Stockholders’ Agreement, on October 10, 2024, RMUSA assigned all of its rights and obligations under the Stockholders’ Agreement to Rakuten as a Permitted Transferee (as defined in the Stockholders’ Agreement) and Rakuten executed a joinder agreement to join as a party to the Stockholders’ Agreement.

In connection with the foregoing, on February 5, 2025, Rakuten and the parties to the Stockholders’ Agreement, entered into the First Amendment to Amended and Restated Stockholders’ Agreement (the “Amendment”). The Amendment provides that: (1) Rakuten shall assume all rights and obligations of RMUSA under the Stockholders’ Agreement, (2) the number of directors of the board of directors of the Company (the “Board”) that Rakuten may designate to be appointed to the Board shall be decreased from two directors to one director, (3) Rakuten shall have the right to appoint one observer to the Board and (4) the size of the Board shall be decreased from 13 directors to 12 directors. The Amendment also changes: (a) the definition of “Sunset Date” to conform to previous disclosure related to such definition and (b) provisions related to removal of directors to clarify that such removal shall occur upon a vote of the stockholders of the Company.

On February 4, 2025, the Board resolved to reduce the size of the Board from 13 directors to 12 directors (the “Resolution”) in order to eliminate the vacant seat on the Board that Rakuten previously had the right to designate. The Amendment and Resolution do not result in any change to the current constituency of the Board.

The description of the Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits
10.1	First Amendment to Amended and Restated Stockholders’ Agreement, dated as of February 5, 2025, by and among the Company, Abel Avellan, Antares Technologies LLC, Vodafone Ventures Limited, Rakuten Mobile, Inc., ATC TRS II LLC and AT&T Venture Investments, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date: February 7, 2025	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer